Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople – Senior Vice President, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

New Telephone Dial-In Numbers Assigned for Aircastle’s Third Quarter 2012 Earnings Call on November 6, 2012

Stamford, CT. November 1, 2012 — Aircastle Limited (NYSE: AYR) (“Aircastle” or the “Company”) announced today that NASDAQ OMX has assigned new telephone dial-in numbers for the Company’s Third Quarter 2012 earnings conference call.

As previously announced, management will host the Third Quarter 2012 earnings conference call on Tuesday, November 6, 2012 at 10:00 A.M. Eastern time. A copy of the earnings release will be posted to the Investor Relations section of the Aircastle Limited website provided below. All interested parties are welcome to participate on the live call. As a result of the dial-in change implemented by NASDAQ OMX, the conference call can now be accessed by dialing (888) 438-5524 (from within the U.S. and Canada) or (719) 325-2393 (from outside of the U.S. and Canada) ten minutes prior to the selected start and referencing the “Aircastle Third Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen only basis at http://www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call. In addition to the earnings release an accompanying presentation will be posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Tuesday, December 4, 2012 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “8983455”.

About Aircastle Limited

Aircastle Limited acquires, leases and sells high-utility commercial jet aircraft to customers throughout the world. As of June 30, 2012, Aircastle’s aircraft portfolio consisted of 155 aircraft on lease with 67 customers located in 36 countries.

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited